Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this amendment No 3 to the Registration Statement on Form S-1/A (File # 333-259177) of Datasea, Inc., of our report dated September 28, 2021 relating to the financial statements for the year ended June 30, 2021, which appear in the 2021 Annual Report on Form 10-K. We also consent to the reference to us under the heading “Experts” in the Registration Statement.

/s/ Paris Kreit & Chiu CPA’s LLC

Los Angeles, California

July 14, 2022